EXHIBIT  3.1  -  ARTICLES  OF  INCORPORATION
--------------------------------------------         [stamp
                                               FILED  #C14127-2001
             Articles  of  Incorporation         MAY  29,  2001
                (Pursuant  to  NRS  78)          IN  THE  OFFICE  OF
                 STATE  OF  NEVADA            /s/  Dean  Heller
                Secretary  of  State     DEAN  HELLER  SECRETARY  OF  STATE]

1.     NAME  OF  CORPORATION:  BAROLA  OIL  &  GAS  CO.  INC.
                               ------------------------------

2. RESIDENT AGENT: (designate resident agent and his STREET ADDRESS in Nevada where process may be served)

Name  of  Resident  Agent:  Michael  A.  Cane
Street Address:  2300 W. Sahara Ave., Suite 500 Box 18, Las Vegas, NV 89102


3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 100 million Par value: .001 No.without par value: ____

4.     GOVERNING  BOARD:  shall  be  styled as (check one):   XDirectors __
Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1member(s) and the names and addresses are as follows:

Pamela  Starek            4300  w.  9th  Ave.,  Vancouver,  B.C., V6R 2C7 Canada
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Name                    Address          City/State/Zip

5.     PURPOSE:  (optional):  The  purpose  of  the  corporation  shall  be:

6. OTHER MATTERS: this form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached: __________.

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the Incorporators signing the articles.

Michael  A.  Cane
-----------------
Name(print)
2300  W.  Sahara  Ave.,  Suite  500,  Box  18,  Las  Vegas,  NV,  90102
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Address                    City/State/Zip
/s/  Michael  Cane
------------------
Signatures

State  of  Nevada  County  of  Clarke


This instrument was acknowledged before me on May 29, 2001 by Michael A. Cane
As  incorporator  of  BAROLA  OIL  &  GAS  CO.  INC.

              /s/  Carolyne  S.  Johnson
----------------------------------------
                Notary  Public  Signature

8.     CERTIFICATE  OF  ACCEPTANCE  OF  APPOINTMENT  OF  RESIDENT  AGENT:

I,    Michael  A. Cane hereby accept appointment as Resident Agent for the above named  corporation.

     /s/  Michael  Cane          5/29/01
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